EX-99.B-77Q1


SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                   WADDELL & REED ADVISORS SELECT FUNDS, INC.

     Waddell & Reed Advisors Select Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on August 24, 2005, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation.

     THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One Billion (1,000,000,000) shares of capital stock (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars ($1,000,000). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

     Dividend Income Fund Class A Shares 250,000,000 shares Dividend Income Fund Class B Shares 75,000,000 shares Dividend Income Fund Class C Shares 75,000,000 shares Dividend Income Fund Class Y Shares 100,000,000 shares
     Value Fund Class A Shares              250,000,000 shares
     Value Fund Class B Shares               75,000,000 shares
     Value Fund Class C Shares               75,000,000 shares
     Value Fund Class Y Shares              100,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland General Corporation Law, redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation, and classes thereof as follows:

     Dividend Income Fund Class A Shares 200,000,000 shares Dividend Income Fund Class B Shares 40,000,000 shares Dividend Income Fund Class C Shares 40,000,000 shares Dividend Income Fund Class Y Shares 50,000,000 shares
     Energy Fund Class A Shares             200,000,000 shares
     Energy Fund Class B Shares              40,000,000 shares
     Energy Fund Class C Shares              40,000,000 shares
     Energy Fund Class Y Shares              50,000,000 shares
     Value Fund Class A Shares              210,000,000 shares
     Value Fund Class B Shares               40,000,000 shares
     Value Fund Class C Shares               40,000,000 shares
     Value Fund Class Y Shares               50,000,000 shares

     FIFTH: The aggregate number of shares of all classes of stock of the Corporation remains at One Billion (1,000,000,000), the par value per share remains at $0.001 per share, and the aggregate par value of all authorized stock remains One Million Dollars ($1,000,000). All authorized shares that have not been designated or classified remain available for future designation and classification.

     SIXTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     SEVENTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 24th day of August, 2005.

                              Waddell & Reed Advisors Select Funds, Inc.

(Corporate Seal)
                              Kristen A. Richards
                              ----------------------------------
                              Kristen A. Richards, Vice President


Attest:  /s/Megan E. Bray
     -------------------------------
Megan E. Bray, Assistant Secretary

     The undersigned, Vice President of Waddell & Reed Advisors Value Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              By:/s/Kristen A. Richards
                                 --------------------------------
                                 Kristen A. Richards, Vice President